UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2021

BrightView Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38579	46-4190788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 Jolly Road

Blue Bell, Pennsylvania 19422

(484) 567 7204

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common stock, $0.01 par value	BV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Independent Director

On September 23, 2021, the Board of Directors (the “Board”) of BrightView Holdings, Inc. (the “Company”) filled an existing vacancy on the Board by appointing Frank Lopez as a director, effective October 4, 2021. Mr. Lopez will hold office until the date of the Company’s next Annual Meeting of Stockholders to be held in 2022 and until his successor is elected and qualified or until his earlier resignation, retirement, disqualification or removal. Mr. Lopez has been appointed to serve on the Nominating and Corporate Governance Committee of the Board, effective October 4, 2021.

Mr. Lopez has served as Executive Vice President and Chief Human Resources Officer of Ryder System, Inc. since February 2018. Previously, Mr. Lopez served as Ryder’s Chief Human Resources Officer since February 2016 and Senior Vice President, Global Human Resources Operations since July 2013. Mr. Lopez joined Ryder in 2002 and has since held various positions within the Human Resources, Labor Relations and Legal functions.

The Board has determined that Mr. Lopez qualifies as an independent director under the Company’s Corporate Governance Guidelines and applicable rules of the New York Stock Exchange (“NYSE”). Mr. Lopez was not appointed to the Board pursuant to any arrangement or understanding with any other person. Mr. Lopez has no family relationships with any director or executive officer of the Company and there are no transactions in which Mr. Lopez has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Lopez is eligible to receive the Company's standard annual non-employee director compensation consistent with the compensation described in the Company’s most recent Proxy Statement filed with the Securities and Exchange Commission on January 26, 2021, under the heading "Description of Director Compensation".

The Company and Mr. Lopez will enter into the Company’s standard form of indemnification agreement for directors, a copy of which was previously filed as Exhibit 10.26 to the Company’s Registration Statement on Form S-1 (File No. 333-225277) filed with the Securities and Exchange Commission on May 20, 2018 and is incorporated herein by reference.

Board and Committee Independence

Prior to and following the appointment of Mr. Lopez, a majority of the Board consists of independent directors under NYSE and SEC rules. In addition, a majority of both the Compensation Committee and the Nominating and Corporate Governance Committee consists of independent directors. All members of the Audit Committee are independent directors under applicable rules. As previously disclosed, the Company no longer qualifies as a “controlled company” within the meaning of the rules of the NYSE and the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BrightView Holdings, Inc.

Date: September 27, 2021	By:	/s/ Jonathan M. Gottsegen
	Name:	Jonathan M. Gottsegen
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary